Exhibit 5.3

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

February 14, 2020

Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

Re:	The Transaction Documents (as defined below)

Ladies and Gentlemen:

We have acted as special Delaware counsel to the Delaware Corporations (as identified and defined in Annex A hereto), the Delaware LLCs (as identified and defined in Annex B hereto) and the Delaware LP (as identified and defined in Annex C hereto) (the Delaware Corporations, the Delaware LLCs and the Delaware LP are hereinafter collectively referred to as the “Delaware Companies” and each is individually referred to as a “Delaware Company”), in connection with certain matters of Delaware law relating to:

I.

the Indenture dated as of September 19, 2019 (the “Indenture”) by and among Expedia (as identified and defined in Annex A hereto), as issuer, the other Delaware Companies, as guarantors, the other guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”); and

II.

the form of Exchange Notes to be issued by Expedia, as attached as Exhibit A to the Indenture (the “Exchange Notes” and together with the Indenture, the “Transaction Documents” and each, individually, a “Transaction Document”).

In rendering this opinion, we have examined and relied on copies of the following documents in the form provided to us:

A.	the Indenture;

B.	the Exchange Notes;

C.

the Expedia Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto as filed with the Commission on November 27, 2019 under the Securities Act and as further amended by Amendment No. 2 thereto as filed with the Commission on February 14, 2020 (as so amended, the “Registration Statement”);

D.	the Governing Documents (as identified and defined in Annex D hereto);

Expedia Group, Inc.

February 14, 2020

E.	the Authorizing Resolutions (as identified and defined in Annex E hereto);

F.	one or more certificates of an officer of each of the Delaware Companies dated on or about the date hereof; and

G.	certifications of good standing of each of the Delaware Companies obtained as of a recent date from the Office of the Secretary of State of the State of Delaware (the “State Office”).

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion:

i.

except to the extent addressed by our opinions in paragraphs 1, 2 and 3 below, the due incorporation, formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective incorporation, formation or organization;

ii.

except to the extent addressed by our opinions in paragraphs 8, 9, 10 and 11 below, the due authorization, authentication, adoption, approval, certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of each of the above-referenced documents by each of the signatories thereto;

iii.

that the execution and delivery by Alan R. Pickerill, as Executive Vice President, Chief Financial Officer and Treasurer of the Delaware LP, of each of the Transaction Documents to which the Delaware LP is a party have been duly authorized by Hotels.com GP, LLC, acting in its capacity as the sole general partner of the Delaware LP, under the laws of Texas;

iv.

solely with respect to the Delaware Corporations, that the consummation of the transactions contemplated by each of the Transaction Documents does not constitute a “business combination” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) with an “interested stockholder” (as defined in Section 203 of the DGCL); and

v.

that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.

Expedia Group, Inc.

February 14, 2020

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We have been retained to act as special Delaware counsel in connection with the Transaction Documents. We are not regular counsel to the Delaware Companies, and we are not generally informed as to their business affairs. With respect to our opinions below, we note that each Transaction Document is, by its terms, governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that each Transaction Document will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of the laws of the State of New York or any legal standards or concepts under the laws of the State of New York (or any other law other than Delaware law).

Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.	Each Delaware Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	Each Delaware LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

3.	The Delaware LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

4.	Expedia has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

5.

Each Delaware Corporation has the requisite corporate power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations (as defined in the Indenture) pursuant to the terms of the Indenture.

6.

Each Delaware LLC has the requisite limited liability company power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations pursuant to the terms of the Indenture.

7.

The Delaware LP has the requisite limited partnership power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations pursuant to the terms of the Indenture.

Expedia Group, Inc.

February 14, 2020

8.	The Exchange Notes have been duly authorized by Expedia, and the Indenture has been duly authorized, executed and delivered by Expedia.

9.

Each Delaware Corporation’s guarantee of the Obligations pursuant to the terms of the Indenture has been duly authorized by such Delaware Corporation, and the Indenture has been duly authorized, executed and delivered by each Delaware Corporation.

10.

Each Delaware LLC’s guarantee of the Obligations pursuant to the terms of the Indenture has been duly authorized by such Delaware LLC, and the Indenture has been duly authorized, executed and delivered by each Delaware LLC.

11.

The Delaware LP’s guarantee of the Obligations pursuant to the terms of the Indenture has been duly authorized by the Delaware LP, and the Indenture has been duly authorized, executed and delivered by the Delaware LP.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We understand that the firm of Wachtell, Lipton, Rosen & Katz (“WLRK”) wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the delivery of its opinion to you dated on or about the date hereof concerning the transactions contemplated hereby, and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including WLRK) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ R. Jason Russell

R. Jason Russell

ANNEX A

DELAWARE CORPORATIONS

The following corporations are collectively referred to as the “Delaware Corporations” and each is individually referred to as a “Delaware Corporation”:

1.	Expedia Group, Inc., a Delaware corporation (“Expedia”)

2.	Expedia Group Commerce Inc., a Delaware corporation (“EGC”)

3.	Expedia LX Partner Business, Inc., a Delaware corporation (“Expedia LX”)

4.	HomeAway Software, Inc., a Delaware corporation (“HomeAway Software”)

5.	HomeAway.com, Inc., a Delaware corporation (“HomeAway”)

6.	Hotwire, Inc., a Delaware corporation (“Hotwire”)

7.	Liberty Protein, Inc., a Delaware corporation (“Liberty”)

8.	Neat Group Corporation, a Delaware corporation (“Neat Group”)

9.	O Holdings Inc., a Delaware corporation (“O Holdings”)

10.	Orbitz Financial Corp., a Delaware corporation (“Orbitz Financial”)

11.	Orbitz For Business, Inc., a Delaware corporation (“Orbitz For Business”)

12.	Orbitz, Inc., a Delaware corporation (“Orbitz, Inc.”)

13.	Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz Worldwide, Inc.”)

14.	Trip Network, Inc., a Delaware corporation (“Trip Network”)

15.	Vrbo Holdings, Inc., a Delaware corporation (“Vrbo”)

A-1

ANNEX B

DELAWARE LLCs

The following limited liability companies are collectively referred to as the “Delaware LLCs” and each is individually referred to as a “Delaware LLC”:

1.	Higher Power Nutrition Common Holdings, LLC, a Delaware limited liability company (“Higher Power”)

2.	Interactive Affiliate Network, LLC, a Delaware limited liability company (“Interactive”)

3.	LEMS I LLC, a Delaware limited liability company (“LEMS”)

4.	LEXE Marginco, LLC, a Delaware limited liability company (“Marginco”)

5.	LEXEB, LLC, a Delaware limited liability company (“LEXEB”)

6.	Orbitz, LLC, a Delaware limited liability company (“Orbitz, LLC”)

7.	Orbitz Travel Insurance Services, LLC, a Delaware limited liability company (“Orbitz Travel”)

8.	Orbitz Worldwide, LLC, a Delaware limited liability company (“Orbitz Worldwide, LLC”)

9.	Vitalize, LLC, a Delaware limited liability company (“Vitalize”)

B-1

ANNEX C

DELAWARE LP

1.	EAN.com, LP, a Delaware limited partnership (the “Delaware LP”)

C-1

ANNEX D

GOVERNING DOCUMENTS

As the context requires, the following documents are collectively referred to as the “Governing Documents” or as the “Governing Documents” of the Delaware Company to which they relate:

Expedia

A certified copy of the Certificate of Incorporation of Expedia (attaching a Consent to Use of Name), filed in the State Office on April 18, 2005

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on August 8, 2005

A certified copy of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Expedia, filed in the State Office on August 9, 2005

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on December 20, 2011

A certified copy of the Certificate of Amendment to the Restated Certificate of Incorporation of Expedia (reflecting a change in its name to Expedia Group, Inc.), filed in the State Office on March 26, 2018

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on March 26, 2018

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on December 3, 2019

General Bylaws of Expedia, Amended and Restated as of April 15, 2019

EGC

A certified copy of the Certificate of Incorporation of EGC, filed in the State Office on December 18, 2018

Bylaws of EGC adopted December 18, 2018

Expedia LX

A certified copy of the Certificate of Incorporation of Expedia LX, filed in the State Office on December 11, 2015

A certified copy of the Certificate of Correction to the Certificate of Incorporation of Expedia LX, filed in the State Office on January 28, 2016

The Bylaws of Expedia LX as in effect on December 11, 2015

HomeAway Software

A certified copy of the Certificate of Incorporation of HomeAway Software (then named Instant, Inc.), filed in the State Office on September 15, 2010

A certified copy of the Certificate of Ownership Merging Escapia, Inc. into HomeAway Software (reflecting a change in its name to HomeAway Software, Inc.), filed in the State Office on December 27, 2011

A certified copy of the Certificate of Ownership and Merger of Glad to Have You, Inc. into HomeAway Software, filed in the State Office on December 18, 2014

The Bylaws of HomeAway Software adopted on September 15, 2010 (then named Instant, Inc.)

The Written Consent of the Sole Stockholder of HomeAway Software dated as of December 15, 2015, amending the Bylaws of HomeAway Software

HomeAway

A certified copy of the Certificate of Incorporation of HomeAway (then named WVR, Inc.), filed in the State Office on January 21, 2005

A certified copy of the Certificate of Amendment of the Certificate of Incorporation of HomeAway (reflecting a change in its name to HomeAway.com, Inc.), filed in the State Office on May 15, 2006

A certified copy of the Certificate of Merger of Domestic Corporation, merging VRBO.com, Inc. into HomeAway, filed in the State Office on December 31, 2010

A certified copy of the Certificate of Ownership and Merger Merging Steamboat Sub Corporation into HomeAway, filed in the State Office on May 27, 2011

A certified copy of the Certificate of Merger of HomeAway and Second Porch, Inc., merging Second Porch, Inc. into HomeAway, filed in the State Office on December 27, 2011

A certified copy of the Certificate of Merger of Domestic Corporations, merging HomeAway IP Holding, Inc. into HomeAway, filed in the State Office on December 28, 2012

The Bylaws of HomeAway adopted on January 21, 2005 (then named WVR, Inc.)

The Written Consent of the Sole Stockholder of HomeAway dated as of December 15, 2015, amending the Bylaws of HomeAway

Hotwire

A certified copy of the Certificate of Incorporation of Hotwire (originally incorporated under the name Cimo, Inc.), filed in the State Office on December 1, 1999

The Amended and Restated Certificate of Incorporation of Hotwire, as attached to a certified copy of the Certificate of Merger of Hydrogen Properties, Inc. with and into Hotwire, filed in the State Office on November 5, 2003

A certified copy of the Certificate of Change of Location of Registered Office and of Registered Agent of Hotwire, filed in the State Office on February 17, 2004

A certified copy of the Certificate of Merger of Domestic Corporations, merging CarRentals LLC into Hotwire, filed in the State Office on December 23, 2011

The Bylaws of Hotwire (under the name Cimo, Inc.)

Liberty

A certified copy of the Certificate of Incorporation of Liberty, filed in the State Office on December 26, 2007

Bylaws of Liberty adopted as of December 26, 2007

Neat Group

A certified copy of the Certificate of Incorporation of Neat Group (then named Neat Acquisition Corporation), filed in the State Office on March 26, 2003

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Neat Group (reflecting a change in its name to Neat Group Corporation), filed in the State Office on June 12, 2003

The Bylaws of Neat Group (then named Neat Acquisition Corporation)

O Holdings

A certified copy of the Certificate of Incorporation of O Holdings, filed in the State Office on December 18, 2003

The Bylaws of O Holdings adopted on December 19, 2003

Orbitz Financial

A certified copy of the Certificate of Incorporation of Orbitz Financial, filed in the State Office on April 3, 2008

The Bylaws of Orbitz Financial adopted on April 3, 2008

Orbitz For Business

A certified copy of the Certificate of Incorporation of Orbitz For Business (then named Travelport for Business, Inc.), filed in the State Office on July 7, 2006

A certified copy of the Certificate of Merger of Orbitz For Business (then named Travelport for Business, Inc.) and Travelport Corporate Solutions, Inc., merging Travelport Corporate Solutions, Inc. into Travelport for Business, Inc., filed in the State Office on July 25, 2006

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Orbitz For Business (reflecting a change in its name to Orbitz For Business, Inc.), filed in the State Office on October 16, 2007

The Bylaws of Orbitz For Business (then named Travelport for Business, Inc.)

Orbitz, Inc.

A certified copy of the Certificate of Incorporation of Orbitz, Inc. (then named Dunc, Inc.), filed in the State Office on May 4, 2000

A certified copy of the Amended and Restated Certificate of Incorporation of Orbitz, Inc., filed in the State Office on November 18, 2004

The Amended and Restated By-Laws of Orbitz, Inc.

The Omnibus Written Consent of the Sole Stockholder of each Corporation listed in Schedule A thereto (including Orbitz, Inc.) dated September 17, 2015, amending the By-Laws of Orbitz, Inc.

Orbitz Worldwide, Inc.

A certified copy of the Certificate of Incorporation of Orbitz Worldwide, Inc., filed in the State Office on June 18, 2007

A certified copy of the Certificate of Merger, filed in the State Office on September 17, 2015, including the Amended and Restated Certificate of Incorporation of Orbitz Worldwide, Inc. attached thereto

The Amended and Restated By-Laws of Orbitz Worldwide, Inc. dated as of September 17, 2015

Trip Network

A certified copy of the Certificate of Incorporation of Trip Network (then named Cendant Travel Portal, Inc.), filed in the State Office on November 28, 2000

A certified copy of the Restated Certificate of Incorporation of Trip Network (reflecting a change in its name to Travel Portal, Inc.), filed in the State Office on March 30, 2001

A certified copy of the Certificate of Designations, Rights and Preferences of the Series A Convertible Perpetual Preferred Stock of Trip Network (then named Travel Portal, Inc.), filed in the State Office on March 30, 2001

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Trip Network (reflecting a change in its name to Trip Network, Inc.), filed in the State Office on October 10, 2001

A certified copy of the Certificate of Amendment to the Restated Certificate of Incorporation of Trip Network, filed in the State Office on October 30, 2001

A certified copy of the Certificate of Merger of Cheap Tickets, Inc. into Trip Network, filed in the State Office on September 29, 2005

The Amended and Restated By-Laws of Trip Network (then named Travel Portal, Inc.).

The Omnibus Written Consent of the Sole Stockholder of each Corporation listed in Schedule A thereto (including Trip Network) dated September 17, 2015, amending the By-Laws of Trip Network

Vrbo

A certified copy of the Certificate of Incorporation of Vrbo (then named HomeAway Holdings, Inc.), filed in the State Office on December 16, 2015

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Vrbo (reflecting a change in its name to Vrbo Holdings, Inc.), filed in the State Office on May 2, 2019

The By-Laws of Vrbo (then named HomeAway Holdings, Inc.) adopted on December 16, 2015

Higher Power

A certified copy of the Certificate of Formation of Higher Power (then named Higher Power Common Holdings, LLC), filed in the State Office on June 15, 2006

A certified copy of the Certificate of Amendment to Certificate of Formation of Higher Power (reflecting a change in its name to Higher Power Nutrition Common Holdings, LLC), filed in the State Office on June 22, 2006

A certified copy of the Certificate of Amendment to Certificate of Formation of Higher Power, filed in the State Office on April 1, 2008

Second Amended and Restated Limited Liability Company Agreement of Higher Power dated as of December 31, 2007

Amended and Restated Limited Liability Company Agreement of Higher Power dated as of December 31, 2007

Limited Liability Company Agreement of Higher Power dated as of June 30, 2006

Interactive

A certified copy of the Certificate of Formation of Interactive as filed in the State Office on September 30, 2003, as amended by the Certificate of Amendment thereto as filed in the State Office on March 4, 2004

Limited Liability Company Agreement of Interactive dated as of September 30, 2003, as amended by the First Amendment thereto dated as of December 9, 2008

Amended and Restated Limited Liability Company Agreement of Interactive dated as of December 10, 2018

LEMS

A certified copy of the Certificate of Formation of LEMS, filed in the State Office on April 10, 2019

A certified of the Certificate of Merger of Liberty Expedia Holdings, Inc. with and into LEMS, filed in the State Office on July 26, 2019

Limited Liability Company Agreement of LEMS dated as of April 10, 2019

Marginco

A certified copy of the Certificate of Formation of Marginco, filed in the State Office on March 3, 2016

Second Amended and Restated Limited Liability Company Agreement of Marginco dated as of November 1, 2016

Limited Liability Company Agreement of Marginco dated as of March 3, 2016

LEXEB

A certified copy of the Certificate of Formation of LEXEB, filed in the State Office on September 21, 2016

Limited Liability Company Operating Agreement of LEXEB dated as of September 21, 2016

Orbitz, LLC

A certified copy of the Certificate of Formation of Orbitz, LLC (then named Dunc, LLC), filed in the State Office on February 24, 2000

A certified copy of the Certificate of Amendment to Certificate of Formation of Orbitz, LLC (reflecting a change in its name to Orbitz, LLC), filed in the State Office on July 17, 2000

A certified copy of the Certificate of Amendment to Certificate of Formation of Orbitz, LLC, filed in the State Office on May 10, 2005

Limited Liability Company Agreement of Orbitz, LLC (then named Dunc, LLC) dated as of February 9, 2000

First Amended and Restated Limited Liability Company Agreement of Orbitz, LLC (then named Dunc, LLC) dated as of May 9, 2000

Second Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of April 2, 2001

Third Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of June 19, 2001

Fourth Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of August 10, 2001

Fifth Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of September 1, 2001

Sixth Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of April 10, 2002

Seventh Amended and Restated Limited Liability Company Agreement of Orbitz, LLC dated as of December 19, 2003

Orbitz Travel

A certified copy of the Certificate of Formation of Orbitz Travel (then named Orbitz Travel Insurance, LLC), filed in the State Office on November 27, 2007

A certified copy of the Certificate of Amendment to Certificate of Formation of Orbitz Travel (reflecting a change in its name to Orbitz Travel Insurance Services, LLC), filed in the State Office on December 10, 2007

Limited Liability Company Operating Agreement of Orbitz Travel dated as of November 27, 2007

Orbitz Worldwide, LLC

A certified copy of the Certificate of Formation of Orbitz Worldwide, LLC, filed in the State Office on June 1, 2007

A certified copy of the Certificate of Merger of Travel Acquisition, LLC and Orbitz Worldwide Development, LLC into Orbitz Worldwide, LLC, filed in the State Office on December 28, 2010

A certified copy of the Certificate of Merger of Orbitz Worldwide International, Inc. into Orbitz Worldwide, LLC, filed in the State Office on December 28, 2010

Limited Liability Company Operating Agreement of Orbitz Worldwide, LLC dated as of June 18, 2007

Amended and Restated Limited Liability Company Operating Agreement of Orbitz Worldwide, LLC dated as of June 10, 2016

Vitalize

A certified copy of the Certificate of Formation of Vitalize (then named BodyBuilding.com, LLC), filed in the State Office on June 8, 2006

A certified copy of the Certificate of Amendment to Certificate of Formation, filed in the State Office on April 1, 2008

A certified copy of the Certificate of Amendment to Certificate of Formation of Vitalize (reflecting a change in its name to Vitalize, LLC), filed in the State Office on November 16, 2016

Sixth Amended and Restated Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of January 15, 2016, as amended by the First Amendment thereto dated as of November 11, 2019

Fifth Amended and Restated Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of October 31, 2015

Fourth Amended and Restated Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of October 15, 2015

Second Amended and Restated Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of December 31, 2007

Amended and Restated Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of June 30, 2006

Limited Liability Company Agreement of Vitalize (then named BodyBuilding.com, LLC) dated as of June 30, 2006

The Delaware LP

A certified copy of the Certificate of Limited Partnership of the Delaware LP (then named “IAN.com, LP”), as filed in the State Office on September 30, 2003, as amended by the Certificate of Amendment thereto as filed in the State Office on March 4, 2004, which Certificate of Amendment was corrected pursuant to the Certificate of Correction thereto as filed in the State Office on February 5, 2010, and as further amended by the Certificate of Amendment (reflecting a change in its name to EAN.com, LP) thereto as filed in the State Office on April 25, 2011

Agreement of Limited Partnership of the Delaware LP (then named IAN.com, LP) dated as of September 30, 2003, as amended by the First Amendment thereto dated as of February 5, 2010 and the Second Amendment thereto dated as of April 25, 2011

ANNEX E

AUTHORIZING RESOLUTIONS

As the context requires, the following documents are collectively referred to as the “Authorizing Resolutions” or as the “Authorizing Resolutions” of the Delaware Company to which they relate:

1.	Resolutions of the Board of Directors of Expedia Group, Inc. adopted at a meeting held on September 10, 2019

2.	Unanimous Written Consent of Certain Subsidiaries of Expedia Group, Inc. dated September 11, 2019